UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 4, 2007

THE SHERIDAN GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-110441	52-1659314
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

11311 McCormick Road, Suite 260, Hunt Valley, Maryland  21031-1437
(Address of Principal Executive Offices) (Zip Code)

(410) 785-7277
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders held on May 4, 2007, Messrs. Anne Ringsma and Rainer Hampp were elected to our board of directors.  On  that same date, Messrs. J.M. Dryden Hall, Jr. and Nicholas R. Sheppard resigned from our board of directors.  Our new directors were elected and our former directors resigned in connection with the completion of the acquisition by TSG Holdings Corp. (“Parent”), our parent company, which is not a registrant with the Securities and Exchange Commission, of the outstanding shares of Euradius BV and Euradius International BV.  The acquisition was completed on May 16, 2007.

In connection with the acquisition, the existing securities holders agreement among The Sheridan Group Holdings (BRS), LLC (“BRS”), The Sheridan Group Holdings (Jefferies), LLC (“JCP”) and the other stockholders of Parent was amended and restated to provide that Parent’s and our board of directors will consist of ten members, including four designees of BRS (who currently are Messrs. Baldwin, DiCamillo, Edmonds and Saxton), four designees of JCP (who currently are Messrs. Daraviras, Deery, Luikart and Whaling) and two directors jointly designated by the new investors (who currently are Messrs. Ringsma and Hampp).  Pursuant to the amended and restated securities holders agreement, we may not take certain significant actions without the approval of each of BRS and JCP.

Neither Parent, Euradius BV nor Euradius International BV guarantees the senior secured notes.   Neither Euradius BV nor Euradius International BV are subsidiaries of the registrant and their financial results will not be included in the registrant’s consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2007

THE SHERIDAN GROUP, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Executive Vice President and Chief Financial Officer